Exhibit 99.1

November 8, 2016

We are pleased to report net income for the three and nine months ended September 30, 2016. Consolidated net income for the three months ended September 30, 2016 was $2.3 million, or $0.51 per share, compared to $2.1 million, or $0.45 per share, for the same period in 2015, and $6.2 million, or $1.38 per share for the nine months ended September 30, 2016, compared to $6 million, or $1.33 per share, for the same period in 2015.

We are also pleased to report that during the past twelve months ended September 30, 2016 total assets increased $52.3 million, or 8.4%, to $672.6 million; loans increased $27.6 million, or 5.45% to $533.2 million; deposits increased $28.3 million, or 5.20%, to $572.2 million; and total shareholders’ equity increased 5.6% to $56.8 million compared to September 30, 2015.

Key performance ratios for the nine months ended September 30, 2016 include a Return on Average Assets of 1.28% and a Return on Average Equity of 14.83%. Both ratios place us in the upper percentiles in comparison to peer banks. We are pleased with our financial performance to date, especially with our pace of balance sheet growth, which was an area of emphasis for this year.

We recently learned of big news in the Northern New England Banking scene. It was announced that the largest bank domiciled in Vermont will be acquired by an $8 billion bank domiciled in upstate New York. This will reduce the number of Vermont based banks to eleven from approximately thirty five in the 1980’s. In the near term, we view these sort of out of area consolidations to be generally positive for us as we have opportunities to acquire customers reluctant to depend on a large, out of area bank. Long term, we fear further consolidation may reduce access to banking services in the rural markets we serve. We are committed to providing personalized deposit and loan services within our market area, while at the same time enhancing our Digital Banking capabilities.

Our first snowfall happened in mid-October when we awoke to fresh snow on some of our mountain peaks, with accumulations of as much as 9 inches in some areas. While seemingly early, this bodes well for the nearing winter tourism season. Fortunately, the preceding summer and fall tourism seasons were equally as good as the winter was bad. We are hoping to string two solid tourism seasons together to further improve our area’s economy, which is generally pretty good. In some areas, businesses are unable to attract sufficient workers to be open all of the hours they would like to be, whether travel and tourism or manufacturing. This has to eventually translate into wage price pressure and modest inflation, certainly enough to cause the Federal Reserve to increase interest rates, which would be beneficial to Union Bank.

Enclosed please find your check or advice of deposit of the quarterly dividend of $.28 per share declared on October 19, 2016, payable to shareholders of record as of October 29, 2016. As a reminder, we would be pleased to help you set up automatic deposit of your dividend either to a Union Bank account or a financial institution of your choice. Please contact Assistant Secretary Kristy Adams Alfieri for assistance at 802.888.0982.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 17 banking offices and three loan centers and several ATMs throughout its geographical footprint.

Union Bank has earned an outstanding reputation for residential lending programs and has recently been named, for the third consecutive year, the USDA RD Vermont lender of the year. Union Bank is also an SBA Preferred lender and has an Outstanding Community Reinvestment Act rating.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
								Neil J. Van Dyke-Vice Chairman	David S. Silverman - President & CEO
ASSETS	SEPT. 30, 2016	SEPT 30, 2015	SEPT. 30, 2016		SEPT 30, 2015	SEPT. 30, 2016	SEPT 30, 2015	Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer

								Dawn D. Bugbee	John H. Steel - Secretary
				(3 months ended)		(9 months ended)
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Cash and Due from Banks	$3,952	$4,498	Interest Income	$6,786	$6,373	$19,922	$18,766
								Timothy W. Sargent	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	31,622	9,186	Interest Expense	471	461	1,503	1,547	David S. Silverman
			Net Interest Income	6,315	5,912	18,419	17,219	John H. Steel	REGIONAL ADVISORY BOARD MEMBERS
Interest Bearing Deposits in Banks	9,753	12,753	Provision for Loan Losses	—	150	150	400	Schuyler W. Sweet

Investment Securities	60,670	56,181	Net Interest Income After Provision for Loan Losses	6,315	5,762	18,269	16,819	Union Bank	Michael R. Barrett - St. Johnsbury
Loans Held for Sale	10,214	7,256							Joel S. Bourassa - Northern NH
			Trust Income	171	171	523	538	DIRECTORS	Steven J. Bourgeois - St. Albans
Loans, net	523,010	498,390	Noninterest Income	2,633	2,362	7,064	6,856	Kenneth D. Gibbons-Chairman	Stanley T. Fillion - Northern NH
								Neil J. Van Dyke-Vice Chairman	Rosemary H. Gingue - St. Johnsbury
Reserve for Loan Losses	(5,226)	(5,044)	Noninterest Expenses:					Steven J. Bourgeois	John M. Goodrich - St. Johnsbury
			Salaries & Wages	2,622	2,426	7,522	7,080	Dawn D. Bugbee	Richard L. Isabelle - St. Johnsbury
Premises and Equipment, net	13,377	12,860						John M. Goodrich	Christopher M. Knapp - Northern NH
			Pension & Employee Benefits	865	739	2,659	2,242	Timothy W. Sargent	Coleen K. Kohaut - St. Albans
Other Real Estate Owned, net	—	59						David S. Silverman	Justin P. Lavely - St. Johnsbury
			Occupancy Expense, net	297	293	923	986	John H. Steel	Daniel J. Luneau - St. Albans
Accrued Interest & Other Assets	25,207	24,127						Schuyler W. Sweet	Mary K. Parent - St. Johnsbury
			Equipment Expense	553	479	1,603	1,346		Samuel H. Ruggiano - St. Albans
Total Assets	$672,579	$620,266							David S. Silverman - All
			Other Expenses	1,842	1,737	5,219	4,966		Schuyler W. Sweet - Northern NH

			Total	6,179	5,674	17,926	16,620	Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	SEPT. 30, 2016	SEPT 30, 2015
			Income Before Taxes	2,940	2,621	7,930	7,593
			Income Tax Expense	672	571	1,764	1,642	VERMONT
Noninterest Bearing Deposits	$116,381	$103,614
			Net income	$2,268	$2,050	$6,166	$5,951	Barre	Loan Center
Interest Bearing Deposits	350,376	308,946							14 North Main Street	802.476.0062
			Earnings per share	$0.51	$0.45	$1.38	$1.33	Danville	421 Route 2 East	802.684.2211
Time Deposits	105,429	131,325						Fairfax	Jct. Routes 104 & 128	802.849.2600
			Book Value Per Share			$12.74	$12.07	Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	37,513	17,421						Jeffersonville	44 Main Street	802.644.6600
								Johnson	198 Lower Main Street	802.635.6600
Accrued Interest & Other Liabilities	6,075	5,142						Lyndonville	183 Depot Street	802.626.3100
								Morrisville	20 Lower Main Street	802.888.6600
Common Stock	9,869	9,864							65 Northgate Plaza	802.888.6860
								Newport	Loan Center
Additional Paid-in Capital	605	495							325 East Main Street	802.334.0750
								St. Albans	15 Mapleville Depot	802.524.9000
Retained Earnings	51,989	48,801						St. Johnsbury	364 Railroad Street	802.748.3131
Accumulated Other Comprehensive (Loss) Income	(1,635)	(1,326)							325 Portland Street	802.748.3121
								S. Burlington	Loan Center
									30 Kimball Avenue	802.865.1000
Treasury Stock at Cost	(4,023)	(4,016)						Stowe	47 Park Street	802.253.6600
								NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$672,579	$620,266						Groveton	3 State Street	603.636.1611
Standby letters of credit were $1,624,000 and $1,514,000 at September 30, 2016 and 2015, respectively.								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								N. Woodstock	155 Main Street	603.745.2488